Exhibit 10.1
                                    GUARANTY

            This Guaranty, dated as of May 14, 2002 is made by United States Cellular Corporation (the "Guarantor"), in favor of Citibank, N.A. (the "Counterparty").

            1.  Guaranty.  In order to induce  the  Counterparty  to enter  into certain variable prepaid forward transactions (the "Transactions"), the terms and conditions of which are set forth in the Confirmation between Citibank, N.A. and USCCI Corporation dated as of May 14, 2002 (the "Confirmation")), with the Guarantor's wholly-owned subsidiary USCCI Corporation ("Primary Obligor"), the Guarantor absolutely and unconditionally guarantees to the Counterparty, its successors and permitted assigns, the prompt payment of the Guaranteed Obligations, as defined below. Except as expressly provided herein, such guarantee shall be without regard to any counterclaim, set-off, deduction or defense of any kind which Primary Obligor or the Guarantor may have or assert against Counterparty, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever; provided however, that Guarantor's obligations under this Guaranty shall be subject to Primary Obligor's defenses and rights to set-off, counterclaim or withhold payment as provided in the Agreement (as hereinafter defined). Capitalized terms not otherwise defined in this Guaranty shall have the meaning provided for such terms in the Agreement. "Guaranteed Obligations" shall mean the sum of (i) the Counterparty Floating Amounts payable with respect to the Transactions under the Agreement and (ii) the difference between (a) all other amounts payable by Primary Obligor with respect to the Transactions under the Agreement, whether due or to become due, secured or unsecured, joint or several together with any and all costs and expenses incurred by Counterparty in enforcing Counterparty's rights under this Guaranty (the "Other Amounts") less (b) the value of the Collateral; provided however that in the event that the Counterparty uses its reasonable best efforts to realize the value of the Collateral by setoff, sale, acceptance or any other means available to Counterparty under the Agreement and is unable to realize the full value of the Collateral for 30 days after an Early Termination Date under the Agreement has been declared then, "Guaranteed Obligations" shall mean the sum of (i) all Counterparty Floating Amounts owing under the Agreement and (ii) the difference between (a) the Other Amounts less
(b) the value of the Collateral the Counterparty has been able to realize within such 30 day period, if any. The term "Agreement" means, collectively, (i) the ISDA Master Agreement, together with the Schedule thereto, dated as of the date hereof between Counterparty and Primary Obligor (ii) the Master Terms and Conditions for Prepaid Forward Transactions, dated as of the dates hereof, between Counterparty and Primary Obligor and (iii) the Confirmation, taken together as comprising one and the same contract.

            2. Nature of Guaranty. This Guaranty is a guarantee of payment and not of collection. Any amounts or deliveries that would be owed or due by Primary Obligor to the Counterparty with respect to the Transactions but are unenforceable or not allowable against Primary Obligor because Primary Obligor is the subject of a bankruptcy, liquidation, reorganization or similar case or proceeding, shall nonetheless be deemed owed or due for the purposes of this Guaranty. Subject to the requirement in paragraph 1 of this Guaranty that Counterparty use its reasonable best efforts to collect against the Collateral, the Counterparty shall not be obligated, as a condition precedent to performance by the Guarantor hereunder, to file any claim relating to the Guaranteed Obligations in the event that Primary Obligor becomes subject to a bankruptcy, liquidation, reorganization or similar case or proceeding, and the failure of the Counterparty to file a claim shall not affect the Guarantor's obligations hereunder. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to the Counterparty by Primary Obligor on account of any Obligation is returned to Primary Obligor or is rescinded upon the insolvency, bankruptcy, liquidation or reorganization of Primary Obligor or otherwise, all as though such payment has not been made.



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            3.  Guaranty  Absolute.   The  liability  of  Guarantor  under  this
Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, any defenses it may or hereafter have (other than those defenses expressly provided for in this Guaranty) in any way relating to any or all of the following: (a) any lack of validity or enforceability of the Agreement or this Guaranty; (b) the entry into additional transactions, any indulgences, concession, waiver or consent given to the Primary Obligor or any other changes in the amount of time, manner or place of payment of, or in any other term of any or all of the Guaranteed Obligations;
(c) any taking, exchange, release, non-perfection, realization or application of or on any security (other than the requirement that the Counterparty use its reasonable best efforts to realize upon and apply the Collateral to the Guaranteed Obligations as described in Paragraph 1 of this Guaranty); (d) any change, restructuring or termination in or of the structure or existence of the Primary Obligor; or (e) any other circumstances (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, Guarantor or the Primary Obligor. The Guarantor agrees that the Counterparty may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, (i) change the time, manner or place of payment or any other term of a Transaction, (ii) exchange, release, or surrender any collateral for any other collateral, (iii) enter into a written agreement with Primary Obligor or with any other party to the Agreement or person liable thereunder, or interested therein, for the extension, renewal, payment, compromise, modification, waiver, discharge or release thereof, in whole or in part, of, any Transaction without impairing or affecting this Guaranty.

            4. Waivers and Acknowledgments. The Guarantor waives demands, promptness, diligence and all notices that may be required by law or to perfect the Counterparty's rights hereunder except notice to the Guarantor of a default by Primary Obligor under the Agreement. No failure, delay or single or partial exercise by the Counterparty of its rights or remedies hereunder shall operate as a waiver of such rights or remedies. All rights and remedies hereunder or allowed by law shall be cumulative and exercisable from time to time.

            5. Representations and Warranties. The Guarantor hereby represents and warrants that:
                (a) the Guarantor is duly organized, validly existing and in good standing under the laws of Delaware;
                (b) the Guarantor has the requisite corporate power and authority to issue this Guaranty and to perform its obligations hereunder, and has duly authorized, executed and delivered this Guaranty;
                (c) the Guarantor is not required to obtain any authorization, consent, approval, exemption or license from, or to file any registration with, any government authority as a condition to the validity of, or to the execution, delivery or performance of, this Guaranty;
                (d) as of the date of this Guaranty, there is no action, suit or proceeding pending or threatened against the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could affect, in a materially adverse manner, the ability of the Guarantor to perform any of its obligations under, or which in any manner questions the validity of, this Guaranty;
                (e) the execution, delivery and performance of this Guaranty by the Guarantor does not contravene or constitute a default under any statute, regulation or rule of any governmental authority or under any provision of the Guarantor's certificate of incorporation or by-laws or any contractual restriction binding on the Guarantor;
                (f) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
                (g) the obligations of the Guarantor under this Guaranty shall rank pari passu with other unsecured obligations of the Guarantor.

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            6.  Subrogation.   Upon   payment  by   Guarantor  of  any  sums  to
Counterparty under this Guaranty, all rights of Guarantor against Primary Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Obligations.

            7. Termination. The Guarantor hereby waives any right to terminate or revoke this Guaranty and acknowledges that its obligations under this Guaranty are continuing in nature.

            8. Notices. Any notice or communication required or permitted to be made hereunder shall be made in the same manner and with the same effect, unless otherwise specifically provided herein, as set forth in the Agreement, provided that the address for notices or communications to the Guarantor is set forth on the signature page hereof.

            9. GOVERNING LAW; JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. The
Guarantor hereby irrevocably consents to, for the purposes of any proceeding arising out of this Guaranty, the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City.

            10. Waiver of Immunity. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Guarantor or the Guarantor's property, the Guarantor hereby irrevocably waives such immunity in respect of the Guarantor's obligations under this Guaranty.

            11. Waiver of Jury Trial. The Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or the negotiation, administration or enforcement hereof.

            12. Miscellaneous. Each reference herein to the Guarantor, Counterparty or Primary Obligor shall be deemed to include their respective successors and assigns. The provisions hereof shall inure in favor of each such successor or assign. This Guaranty (i) shall supersede any prior or contemporaneous representations, statements or agreements, oral or written, made by or between the parties with regard to the subject matter hereof, (ii) may be amended only by a written instrument executed by the Guarantor and Counterparty and (iii) may not be assigned by either party without the prior written consent of the other party.

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                In Witness  Whereof,  the undersigned has executed this Guaranty as of the date first above written.


UNITED STATES CELLULAR CORPORATION


By:      /s/ LeRoy T. Carlson, Jr.
         Name:  LeRoy T. Carlson, Jr.
         Title: Chairman

                  and

By:      /s/ Kenneth R. Meyers
         Name:  Kenneth R. Meyers
         Title: Executive Vice President - Finance

Address for Notices or Communications to Guarantor:

Address:      8410 West Bryn Mawr Avenue
              Suite 700
              Chicago, Illinois  60631
              Attn:  Chief Financial Officer
              Telephone No.:  773-853-8900
              Facsimile No.:   773-399-8959

With a copy to:

Address:      Telephone and Data Systems, Inc.
              30 North LaSalle Street, Suite 4000
              Chicago, Illinois  60602-2507
              Attention:  Treasurer
              Telephone No.:  312-630-1900
              Facsimile No.:   312-634-0442

With copy to:

              Sidley Austin Brown and Wood
              Bank One Plaza
              10 S. Dearborn Street
              Chicago, Illinois  60603
              Attention:  Stephen P. Fitzell
              Telephone No.:  312-853-7000
              Facsimile No.:   312-853-7036


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